                                                                    Exhibit 12.1


Schedule of computation of earnings to fixed charges of The Kroger Co. and consolidated subsidiary companies and unconsolidated companies as if consolidated for the periods shown:

                                                                 Fiscal Years Ended
                                    ------------------------------------------------------------------------------
                                     February 2,   February 3,     January 29,       January 2,      December 27,
                                       2002           2001           2000             1999             1997
                                    (52 Weeks)     (53 Weeks)     (52 weeks)       (53 weeks)       (52 weeks)
                                    -----------  -------------  -------------   ---------------  ----------------
Earnings:
     Earnings before
         tax expense
         (credit), and
         extraordinary loss........    $ 1,711        $ 1,508        $ 1,102             $ 889             $ 954

     Fixed charges.................      1,030          1,058          1,010             1,038               679
     Capitalized interest..........         (9)            (7)            (5)               (9)              (10)
                                    -----------  -------------  -------------   ---------------  ----------------
                                       $ 2,732        $ 2,559        $ 2,107           $ 1,918           $ 1,623
                                    ===========  =============  =============   ===============  ================
Fixed charges:
     Interest......................      $ 659          $ 683          $ 644             $ 654             $ 397
     Portion of rental
         payments deemed
         to be interest............        371            375            366               384               282
                                    -----------  -------------  -------------   ---------------  ----------------
                                       $ 1,030        $ 1,058        $ 1,010           $ 1,038             $ 679
                                    ===========  =============  =============   ===============  ================
Ratio of earnings to
     fixed charges.................        2.7            2.4            2.1               1.8               2.4
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